Exhibit 10.5
THE O’GARA GROUP, INC.
2008 STOCK INCENTIVE PLAN
(Adopted October 3, 2008)

TABLE OF CONTENTS

ARTICLE I. PURPOSE		1

ARTICLE II. DEFINITIONS		1

ARTICLE III. ADMINISTRATION		7

3.1	The Committee	7
3.2	Powers of the Committee	7
3.3	Guidelines	8
3.4	Delegation of Authority	8
3.5	Decisions Final	8
3.6	Award Agreements	8

ARTICLE IV. SHARES SUBJECT TO PLAN		8

4.1	Shares Available for Issuance of Awards	8
4.2	Maximum Awards Per Participant	8
4.3	Re-Use of Shares	9
4.4	Adjustment Provisions	9

ARTICLE V. EFFECTIVE DATE AND DURATION OF PLAN		10

5.1	Effective Date	10
5.2	Duration of Plan	10

ARTICLE VI. STOCK OPTIONS		10

6.1	Grants	10
6.2	Terms of Options	10
6.3	Incentive Stock Options	12

ARTICLE VII. STOCK APPRECIATION RIGHTS		13

7.1	Stock Appreciation Rights	13
7.2	Terms and Conditions of Stock Appreciation Rights	13

ARTICLE VIII. RESTRICTED AND UNRESTRICTED STOCK AWARDS		14

8.1	Grants of Restricted Stock Awards	14
8.2	Terms and Conditions of Restricted Stock Awards	14
8.3	Unrestricted Stock Awards	15

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ARTICLE IX. PERFORMANCE AWARDS		15

9.1	Performance Awards	15
9.2	Terms and Conditions of Performance Awards	16

ARTICLE X. TERMINATION OF AWARDS		17

10.1	Termination of Awards to Employees and Directors	17
10.2	Termination of Awards to Advisors	18
10.3	Acceleration of Vesting Upon Termination	18

ARTICLE XI. CHANGE IN CONTROL; MERGER, CONSOLIDATION, ETC.		18

11.1	Separation from Service After Change of Control	18
11.2	Merger, Consolidation, Etc.	19
11.3	Applicability of Article XI	19

ARTICLE XII. TERMINATION OR AMENDMENT OF THIS PLAN		20

12.1	Termination or Amendment	20

ARTICLE XIII. GENERAL PROVISIONS		20

13.1	No Right to Continued Employment	20
13.2	Awards to Persons Outside the United States	20
13.3	Non-Transferability of Awards	20
13.4	Limitations on Repricing, Exchange and Repurchase of Awards	21
13.5	Other Plans	21
13.6	Unfunded Plan	21
13.7	Withholding of Taxes	22
13.8	Right of Recapture	22
13.9	Governing Law	22
13.10	Liability	22
13.11	Successors	23
13.12	Transactions Involving Common Stock	23
13.13	Compliance with Securities Law	23
13.14	Required Delay in Payment to a Specified Employee Pursuant to a Separation from Service	23
13.15	Exemption from, or Compliance with, Section 409A	23

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THE O’GARA GROUP, INC.
2008 STOCK INCENTIVE PLAN
ARTICLE I.
PURPOSE
     The purpose of this 2008 Stock Incentive Plan (the “Plan”) is to promote the long-term growth and financial success of The O’Gara Group, Inc. (the “Company”) and its subsidiaries by enabling the Company to compete successfully in attracting and retaining employees, directors, and consultants and advisors of outstanding ability, stimulating the efforts of those persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s shareholders.
ARTICLE II.
DEFINITIONS
     For purposes of this Plan, the following terms shall have the following meanings:
     2.1 “Advisor” means a person who provides bona fide consulting or advisory services to the Company or a Subsidiary and whose Shares subject to an Award are eligible for registration on Form S-8 under the Securities Act of 1933.
     2.2 “Award” means any form of Stock Option, Restricted Stock Award, Unrestricted Stock Award, Performance Award or Stock Appreciation Right granted under this Plan.
     2.3 “Award Agreement” means a written or electronic agreement setting forth the terms of an Award.
     2.4 “Award Date” means the date designated by the Committee as the date upon which an Award is granted.
     2.5 “Board” means the Board of Directors of the Company.
     2.6 “Cause” means, unless otherwise defined in an Award Agreement, the occurrence of any one or more of the following events with respect to a Participant:
     (i) conviction (including any plea of guilty or nolo contendere) of any felony criminal offense or criminal offense involving moral turpitude or controlled substances; or

     (ii) violation of any policy or procedure of the Company or a Subsidiary applicable to the Participant which is deemed in good faith by the Board to be harmful, monetarily or otherwise, to the Company or Subsidiary; or
     (iii) violation of any provision of any written agreement between the Company (or a Subsidiary) and the Participant that permits termination of such agreement; or
     (iv) failure to perform satisfactorily, in the judgment of the Board, a substantial portion of the Participant’s duties to the Company or any Subsidiary after having been advised by the Company or Subsidiary that his or her performance has been deemed unsatisfactory; or
     (v) any type of disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a Participant’s employment or business relationship with the Company or Subsidiary; or
     (vi) unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary.
     2.7 “Change in Control” means the occurrence after the Effective Date of any of the following events:
     (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Entity, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all of the Company’s then-outstanding voting securities (“Voting Shares”);
     (ii) on any date, the individuals who constituted the Company’s Board at the beginning of the two-year period immediately preceding such date (together with any new directors whose election by the Company’s Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or
     (iii) immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company’s assets to, any other corporation (where pursuant to the terms of such transaction outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefor), the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving, resulting or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or surviving, resulting or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation.
     2.8 “Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations and rulings thereunder. Reference to any Section of the Code includes the provisions of that Section as it may be amended from time to time or replaced by any other section(s) or statute of like intent and purpose.
     2.9 “Committee” means the committee of Directors of the Company appointed by the Board to administer the Plan. If at any time all members of the Committee are not “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and “outside directors” as defined in the regulations under Section 162(m) of the Code, the Committee shall form a subcommittee of at least two directors who meet these criteria, which subcommittee shall approve all (i) Awards to and transactions with persons subject to the reporting requirements of Section 16 of the Exchange Act and (ii) Awards intended to result in the payment of Performance-Based Compensation to persons who are “covered employees” as defined in the regulations under Code Section 162(m).
     2.10 “Common Stock” means the Company’s common stock, no par value per share, and any successor security.
     2.11 “Company” means The O’Gara Group, Inc.
     2.12 “Director” means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an Officer (or officer) or Employee of the Company or any Subsidiary.
     2.13 “Disability” means (i) a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code as determined by the Committee in good faith upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, or (ii) in the case of an Employee, a disability that qualifies as a long-term disability under the Company’s or a Subsidiary’s Long Term Disability insurance, or (iii) any other definition of disability set forth in an Award Agreement.
     2.14 “Effective Date” means the date on which this Plan is approved by the shareholders of the Company.
     2.15 “Eligible Person” means any person who is either an Employee, a Director or an Advisor.
     2.16 “Employee” means (i) any employee (including any officer) of the Company or a Subsidiary, including any such employee who is on an approved leave of absence or layoff, or is subject to a disability which does not qualify as a Disability, or (ii) any person who has received and accepted an offer of employment from the Company or a Subsidiary.
     2.17 “Exchange Act” means the Securities Exchange Act of 1934.
     2.18 “Exempt Entity” means (i) an underwriter temporarily holding securities pursuant to an offering of such securities and (ii) the Company, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries.
     2.19 “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option or other Award.
     2.20 “Fair Market Value” means, as of any date other than the date of an initial public offering, the closing price of a Share on that date on The NASDAQ Stock Market (or such other national securities exchange or market system on which the Shares are primarily traded) or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national securities exchange or other market system, Fair Market Value shall be determined by the Committee in accordance with Section 409A of the Code. Solely as of the date of an initial public offering, the “Fair Market Value” of a Share shall mean the price to the public pursuant to the form of final prospectus used in connection with the initial public offering, as indicated on the cover page of such prospectus or otherwise.
     2.21 “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of “immediate family” (or similar term) in connection with the transferability of an Award (other than an Incentive Stock Option) made under this Plan, such definition shall apply, without further action of the Board.
     2.22 “Incentive Stock Option” means any Stock Option awarded under Article VI of this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
     2.23 “Non-Qualified Stock Option” means any Stock Option awarded under Article VI of this Plan that is not an Incentive Stock Option.
     2.24 “Officer” means a person who has been determined to be an officer of the Company under Exchange Act Rule 16a-1(f) in a resolution adopted by the Board.
     2.25 “Participant” means an Eligible Person to whom an Award has been made pursuant to this Plan.
     2.26 “Performance Award” means an Award granted pursuant to Article IX of this Plan.

     2.27 “Performance-Based Compensation” means compensation intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
     2.28 “Performance Measures” means any one or more of the following, as selected by the Committee and applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (ii) appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including, without limitation, earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including, without limitation, net income); (xii) operating income (including, without limitation, net operating income); (xiii) operating profit (including, without limitation, net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share.
     2.29 “Performance Period” means the period of time over which criteria relating to a Performance Award, or other Award containing performance criteria, are measured.
     2.30 “Reference Price” with respect to a SAR means a dollar amount determined by the Committee at the time of grant.
     2.31 “Restricted Shares” or “Restricted Stock” means Shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.
     2.32 “Restricted Stock Award” means an award of a fixed number of Restricted Shares, or a fixed number of Restricted Stock Units, that is subject to forfeiture provisions and other conditions set forth in the Award Agreement.
     2.33 “Restricted Stock Units” means notional units, maintained on the books of the Company, representing Shares of Common Stock that are the subject of a Restricted Stock Award.
     2.34 “Retirement” means an Employee’s or Director’s Separation from Service (in each case other than by reason of death or Disability or for Cause) on or after (i) attainment of age 65 or (ii) attainment of age 55 with 10 years of employment with, or service on the Board of, the Company or a Subsidiary.
     2.35 “Separation from Service” or “Separates from Service” has the meaning ascribed to such term in Section 409A of the Code.
     2.36 “Share” means one share of the Company’s Common Stock.
     2.37 “Short-term Deferral Deadline” means the last day on which a payment or the delivery of Shares would qualify as a short-term deferral under Treasury

Regulation § 1.409-1(b)(4). A payment or delivery of Shares that occurs no later of the 15th day of the third month following the Participant’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) or the 15th day of the third month following the end of the Company’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) generally qualifies as a short-term deferral.
     2.38 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, an amount of cash, a number of Shares or a combination thereof equal in value to the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price of the SAR.
     2.39 “Stock Option” or “Option” means the right to purchase Shares of Common Stock granted pursuant to Article VI of this Plan.
     2.40 “Subsidiary” means, with respect to grants of Awards other than Incentive Stock Options, any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a controlling interest (as defined in Treasury Regulation § 1.409A-1(b)(5)(iii)), as determined by the Committee in its sole discretion.
          With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation and any other entity considered a subsidiary as defined in Section 424(f) of the Code.
     2.41 “Term” means the period beginning on the Award Date and ending on the expiration date of such Award.
     2.42 “Transfer” means alienate, attach, sell, assign, pledge, encumber or otherwise dispose of; and the terms “Transferred” or “Transferable” have corresponding meanings.
     2.43 “Unrestricted Stock Award” means an Award granted pursuant to Section 8.3.
     2.44 “Vest,” along with the correlative terms “vested” or “vesting,” means, in the case of any Award, to become exercisable or become free of restrictions and other conditions, including those related solely to the passage of time and those involving attainment of performance or other criteria. The Committee shall determine at the time an Award is granted what level of performance shall be deemed to have been satisfied in the event that the Award vests in whole or part pursuant to this Plan prior to the end of any Performance Period specified for the Award.

ARTICLE III.
ADMINISTRATION
     3.1 The Committee. This Plan shall be administered and interpreted by the Committee. Any function of the Committee, other than a function necessary to preserve the status of an Award as Performance-Based Compensation, also may be performed by the Board. Actions of the Committee may be taken by a majority of its members at a meeting or by the unanimous written consent of all of its members without a meeting. No action by unanimous written consent shall become effective prior to the time that the last written consent (which may be provided electronically) has been received by the Secretary of the Company.
     3.2 Powers of the Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority to operate, manage and administer the Plan on behalf of the Company, which includes, but is not limited to, the power and authority:
     (i) to grant to Eligible Persons one or more Awards consisting of any or a combination of Stock Options, Restricted Shares, Restricted Stock Units, Unrestricted Stock, Performance Awards, and Stock Appreciation Rights;
     (ii) to select the Eligible Persons to whom Awards may be granted;
     (iii) to determine the types and combinations of Awards to be granted to Eligible Persons;
     (iv) to determine the number of Shares or units which may be subject to each Award;
     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable performance measures, goals or other criteria, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares (including, but not limited to, any holding period for those Shares after grant, exercise or settlement of the Award), based on such factors as the Committee shall determine; and
     (vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the vesting of, any outstanding Awards, as long as such modifications, waivers, extensions or accelerations would not either cause the Award to be treated as the granting of a new Award or an extension of the Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A or be inconsistent with the terms of the Plan, but no such changes shall materially impair the rights of any Participant without his or her consent unless required by law or integrally related to a requirement of law.

     3.3 Guidelines. The Committee will have the authority and discretion to interpret the Plan and any Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.
     3.4 Delegation of Authority. The Committee may delegate to one or more of the Company’s Officers or (in the case of ministerial duties only) other employees all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, Officers and Directors. A record of all actions taken by any Officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.
     3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan or any Award(s) shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.
     3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time.
ARTICLE IV.
SHARES SUBJECT TO PLAN
     4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued under this Plan shall not exceed 100,000 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares that have been reacquired by the Company following original issuance. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 100,000. For purposes of this Section 4.1, Shares shall be counted as provided in Section 4.3.
     4.2 Maximum Awards Per Participant. The number of shares covered by Options, together with the number of SAR units, granted to any one individual shall not exceed 30,000 during any one calendar-year period; provided, however, that this limitation shall be 35,000 Shares, together with SAR units, in the case of an inducement

Award made at the time of an Employee’s initial hiring. If a previously granted Option or SAR is forfeited, cancelled or deemed cancelled, such Option or SAR shall continue to be counted against the maximum number of Shares or units that may be granted to any one Participant during any one year.
     No more than 18,750 Shares of Common Stock may be issued in payment of Performance Awards denominated in Shares of Common Stock, and no more than $1,500,000 in cash (or Fair Market Value if paid in Shares of Common Stock) may be paid pursuant to Performance Awards denominated in dollars, granted in each case to any one individual during any one calendar-year period that are intended to be Performance-Based Compensation. If delivery of Shares earned under a Performance Award is delayed, any additional Shares attributable to dividends paid during such period of delayed delivery shall be disregarded for purposes of this paragraph.
     4.3 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unissued or undelivered Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations are permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Stock Option or SAR, shall not be available for subsequent Awards under the Plan. In addition, a SAR settled in Shares of Common Stock shall be considered settled in full against the number of Shares available for award.
     4.4 Adjustment Provisions.
          (a) Adjustment for Change in Capitalization. If the Company shall at any time after the Effective Date change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, reverse stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to stockholders of cash or property (such as a large nonrecurring cash dividend or in a spin-off or split-up) which has a substantial impact on the value of outstanding Shares (collectively, an “Equity Restructuring”), then the numbers of Shares and SAR units specified in Sections 4.1 and 4.2, the specified or fixed numbers of Shares or SAR units covered by each outstanding Award, and, if applicable, the Option Price, Reference Price, or performance goals for each outstanding Award (the “Adjusted Items”) shall be proportionately and equitably adjusted; provided that (i) adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, (ii) adjustments made in the numbers of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code, and (iii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee. The determination of whether an Equity Restructuring has occurred, and what adjustments are to be made to Adjusted Items, shall be made by the Committee in good faith in such manner as it deems necessary or appropriate in order to prevent enlargement or dilution of the rights and benefits (or potential benefits) intended to be made available under the Plan.
          (b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, and without affecting the number of Shares or SAR units reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it deems equitable and appropriate; provided, that adjustments to the numbers and types of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code.
ARTICLE V.
EFFECTIVE DATE AND DURATION OF PLAN
     5.1 Effective Date. This Plan shall become effective on the Effective Date.
     5.2 Duration of Plan. No Award shall be granted under this Plan on or after the tenth anniversary of the Effective Date or after such earlier date on which the Plan is terminated by the Board pursuant to Article XII.
ARTICLE VI.
STOCK OPTIONS
     6.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option. One or more Stock Options may be granted to any Eligible Person, except that Incentive Stock Options may only be granted to Employees.
     6.2 Terms of Options. Except as otherwise required by Section 6.3, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
          (a) Exercise Price. The Exercise Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that in no event shall the Exercise Price be less than 100% of Fair Market Value on the Award Date.
          (b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after its Award Date.
          (c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement; provided, however, that an Option may not be exercised as to less than one hundred (100) Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option. To the extent exercisable, a Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the Exercise Price for the Shares being purchased.
          (d) Consideration. The Exercise Price for Shares acquired pursuant to an Option shall be paid, to the extent then permitted by applicable statutes and regulations and as determined by the Committee in its sole discretion, by any combination of the methods of payment set forth below. The Committee may at any time grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods), or grant Options that require the consent of the Company to utilize a particular method of payment, and may, in each case, impose any such limitation or requirement on one or more specified Participants notwithstanding that other Participants are not so constrained. The methods of payment permitted by this Section 6(d) are:
               (i) cash, check, bank draft or money order payable to the Company;
               (ii) delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of an Option (including, without limitation, through an exercise procedure complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System);
               (iii) tender to the Company (either by actual delivery or attestation to the ownership) of Shares of Common Stock owned by the Participant and having a Fair Market Value of not less than the Exercise Price;
               (iv) a “net exercise” arrangement pursuant to which the Company reduces the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price and accepts a cash or other payment from the Participant to satisfy any remaining fractional share amount; provided, that the number of Shares available for future exercise under an Option shall be reduced by the numbers of Shares (A) used to pay the exercise price pursuant to the “net exercise,” (B) delivered to the Participant as a result of such exercise and (C) if any, withheld to satisfy tax withholding obligations; or
               (v) any other form of legal consideration that may be acceptable to the Committee.
          (e) Non-Transferability. Stock Options shall be Transferable only to the extent provided in Section 13.3 of this Plan.
          (f) Termination. Except as provided in Article XI, Stock Options shall terminate in accordance with Article X of this Plan.
          (g) No Right to Defer. In no event shall a Stock Option awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Stock Option under Treas. Reg. § 1.83-7, or the time the Shares acquired pursuant to the exercise of the Stock Option first become substantially vested (as defined in Treas. Reg. § 1.83-3(b)).
          (h) Fixed Number of Shares. The number of Shares subject to a Stock Option shall be fixed on the Award Date.
     6.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:
          (a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an “incentive stock option” as that term is defined in Section 422 of the Code.
          (b) Ten Percent Shareholder. An Incentive Stock Option granted to any person who, at the time of the Award, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its Subsidiaries shall have (i) an Option Price at least equal to 110% of the Fair Market Value of a Share on the Award Date and (ii) a Term expiring no later than five (5) years from the Award Date.
          (c) $100,000 per year Limitation. To the extent that the aggregate Fair Market Value (determined as of the Award Date) of the Shares with respect to which Incentive Stock Options first become exercisable by a person during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, the excess portion of such options shall be treated as Non-Qualified Stock Options.

          (d) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Article 422 of the Code, or, without the consent of an affected Participant, to disqualify any Incentive Stock Option under Section 422 of the Code, except as may result pursuant to the provisions of Article XI.
          (e) Notification of Disqualifying Disposition. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.
ARTICLE VII.
STOCK APPRECIATION RIGHTS
     7.1 Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to any Eligible Person. Any SAR granted shall be for a specified number of units and have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.
     7.2 Terms and Conditions of Stock Appreciation Rights. SARs granted pursuant to this Article VII shall be subject to the following terms and conditions:
          (a) Reference Price. The Reference Price per Share unit subject to a SAR shall be determined by the Committee at the time of grant, except that in no event shall the Reference Price be less than 100% of Fair Market Value on the Award Date.
          (b) Term. The Term of each SAR shall be fixed by the Committee, but no SAR shall be exercisable more than ten (10) years after its Award Date.
          (c) Exercise. A SAR shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement.
          (d) Distribution. The Committee shall determine in its sole discretion, at or after the Award Date, whether Shares, cash or a combination thereof shall be delivered to the holder upon exercise of a SAR. Shares so delivered shall be valued at their Fair Market Value on the date of the SAR’s exercise.
          (e) Non-Transferability. SARs shall be Transferable only to the extent provided in Section 13.3 of this Plan.
          (f) Termination. Except as provided in Article XI, SARs shall terminate in accordance with Article X of this Plan.

          (g) No Right to Defer. In no event shall a SAR awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.
          (h) Fixed Number of Shares. The number of Shares subject to a SAR shall be fixed on the Award Date.
ARTICLE VIII.
RESTRICTED AND UNRESTRICTED STOCK AWARDS
     8.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Awards of Restricted Shares or Restricted Stock Units to any Eligible Person. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. Each Restricted Stock Award shall be subject to one or more conditions determined by the Committee that would cause the Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 83 or Section 409A of the Code), including but not limited to conditions relating to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.
     8.2 Terms and Conditions of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following provisions:
          (a) Issuance of Shares. Restricted Shares shall be issued immediately upon grant, except that Restricted Shares payable in settlement of an Award of Restricted Stock Units may be issued upon vesting of such Award. Upon vesting of an Award of Restricted Stock Units, unrestricted Shares or Restricted Shares shall be issued in accordance with the provisions of the Award Agreement, but in no event will unrestricted Shares be delivered later than the Short-term Deferral Deadline; provided that a Participant may defer delivery of unrestricted Shares or Restricted Shares payable in settlement of an Award of Restricted Stock Units to a date or dates after the Restricted Stock Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) if the terms of the Restricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.
          (b) Stock Powers and Custody. With respect to Restricted Shares that are issued immediately upon grant or in settlement of an Award of Restricted Stock Units, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Shares covered by the Award and may impose other appropriate transfer restrictions on those Shares. The Committee may also require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.

          (c) Stockholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants issued Restricted Shares shall be entitled to dividend and voting rights in respect of those Shares. No voting or dividend equivalent rights shall apply in respect of any Restricted Stock Units that are awarded.
          (d) Non-Transferability. Until they are vested, Restricted Stock Awards shall not be Transferable except in accordance with the provisions of Section 13.2 of this Plan.
          (e) Termination. Restricted Stock Awards shall terminate in accordance with Article X of this Plan.
     8.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to (i) Employees in full or partial payment of annual bonus awards or in recognition of outstanding achievements or contributions or (ii) Directors for service on the Board. Unrestricted Shares issued under this Section 8.3 may be issued for no cash consideration. In the event an Unrestricted Stock Award is granted, the Shares subject to such Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant; provided that a Participant may defer delivery of the Shares subject to an Unrestricted Stock Award to a later date or dates if the terms of the Unrestricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.
ARTICLE IX.
PERFORMANCE AWARDS
     9.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to Eligible Persons in accordance with the following terms and conditions:
          (a) Grant. A Performance Award shall consist of the right to receive, at the end of a specified Performance Period, either (i) Shares, cash of an equivalent value or a combination of the two or (ii) a fixed-dollar amount payable in cash, Shares or a combination of the two. The Committee shall determine the Eligible Persons to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the Performance Period, the conditions under which a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Section 9.2.
          (b) Performance Criteria and Performance-Based Compensation. At the time of grant, the Committee shall designate any Performance Award granted to a Participant that is intended to be Performance-Based Compensation. Any Performance Award designated as intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance goals, based on one or more Performance Measures, to the extent required by Code Section 162(m). Any Performance Award under this Section 9.1 not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors, or criteria as the Committee shall determine. Each Performance Award shall be subject to one or more conditions determined by the Committee that would cause the Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).
          (c) Other Criteria. The Committee, in its discretion, may provide that, despite the achievement of the objective performance goals required for receipt of a specified level of payment or distribution of a Performance Award, the amount of the payment or distribution will be subject to reduction unless other goals or criteria also are satisfied.
          (d) Attainment of Performance Goals. Subject to Section 9.2(d), a Participant otherwise entitled to receive a Performance Award, or portion thereof, that is intended to be Performance-Based Compensation for any Performance Period shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 9.1(d), such exercise of discretion may not result in an increase in the amount of the award.
          If a Participant is promoted, demoted or transferred to a different business unit of the Company or a Subsidiary during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.
     9.2 Terms and Conditions of Performance Awards. Performance Awards granted pursuant to this Article IX shall be subject to the following terms and conditions:
          (a) Shareholder Rights. A Participant receiving a Performance Award shall not be entitled to dividend or voting rights in respect of the Shares covered by the Performance Award until the Award has vested in whole or part and any Shares earned have been issued.
          (b) Payment. Subject to the provisions of the Award Agreement and this Plan (including Sections 9.1(c) and (d), if applicable), at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award; provided that, to the extent that distribution is made in Shares, the Shares shall be subject to any restrictions that may have been specified by the Committee at the time of grant. In no event shall the shares certificates, cash or both be delivered later than the Short-term Deferral Deadline. Notwithstanding the foregoing, a Participant may defer payment under a Performance Award to a date or dates after the Performance Award is no longer subject to a substantial risk of forfeiture if the terms of the Performance Award and any deferral election comply with the requirements of Section 409A of the Code.
          (c) Non-Transferability. Performance Awards shall not be Transferable except in accordance with the provisions of Section 13.3 of this Plan.
          (d) Termination. Performance Awards shall terminate in accordance with Article X of this Plan.
ARTICLE X.
TERMINATION OF AWARDS
     10.1 Termination of Awards to Employees and Directors. Subject to the provisions of Section 10.3, all Awards issued to Employees and Directors under this Plan shall terminate as follows:
          (a) Termination by Reason of Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service by reason of his or her death, Disability or Retirement, (i) all of the Participant’s Restricted Stock Awards and Performance Awards that are not fully (100%) vested and any unexercisable Stock Options and SARs will terminate immediately and (ii) any then-exercisable Stock Options and SARs may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of one (1) year after the date of such Separation from Service or until the expiration of the stated term of the Award, whichever period is shorter.
          (b) Termination for Cause and Similar Events. If (1) such a Participant Separates from Service for Cause, or (2) after separation for any other reason, the Committee determines in its discretion either (A) that, while employed, the Participant had engaged in an act which would have warranted Separation from Service for Cause or (B) that, after separation, the Participant has engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary (including, but not limited to, disclosing or misusing any confidential information or material concerning the Company or a Subsidiary), the Participant shall forfeit all of his or her rights to any outstanding Awards that have not been exercised or that remain subject to any restrictions or performance or other conditions, and all of such unexercised or restricted Awards shall terminate upon the earlier to occur of the date of Separation from Service or the date of the Committee determination.
          (c) Other Termination. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service for any reason other than death, Disability, Retirement or Cause, any portions of the Participant’s Restricted Stock Awards and Performance Awards that are not vested and any unexercisable Stock Options and SARs will terminate immediately and any then-exercisable Stock Options and SARs will terminate on the earlier to occur of the stated expiration date of the Awards or the day three (3) months after such Separation from Service (except that, if the Participant dies within three months following Separation from Service, such Stock Options and SARs may be exercised for one (1) year after the date of death).
          (d) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 10.1(a) or (c) of Shares acquired upon the exercise of a Stock Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s Separation from Service, or (iii) the stated expiration date of the Option.
     10.2 Termination of Awards to Advisors. An Award granted to an Advisor shall terminate as provided in the Award Agreement.
     10.3 Acceleration of Vesting Upon Termination. Upon a Participant’s Separation from Service, excluding, however, any Participant who has been terminated for Cause, the Committee may, in its sole discretion, accelerate the vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Award held by the Participant so that such Award will be fully or partially exercisable as of the date of Separation from Service or such other date as the Committee may choose; provided, however, that such acceleration or waiver of restrictions shall not cause the Award to be treated as the granting of a new Award or an extension of the Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.
ARTICLE XI.
CHANGE IN CONTROL; MERGER, CONSOLIDATION, ETC.
     11.1 Separation from Service After Change of Control. If within three (3) months after a Change of Control (or such longer period as is determined by the Committee at or after grant or is otherwise specified in an agreement between the Participant and the Company) an Employee Separates from Service as a result of the termination of such relationship by an express action of the Company or a Subsidiary for any reason other than Cause, or a Director Separates from Service on the Board for any reason other than death, Disability, Retirement or Cause, all of the outstanding Awards held by that Participant on the date of Separation from Service shall become fully (100%) vested, regardless of any remaining Performance Periods or other performance criteria that otherwise would be applicable. In that event, (i) all Stock Options and SARs held by the Participant on the date of Separation from Service shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of separation or the respective stated expiration dates of the Stock Options and SARs, (ii) all Restricted

Shares not previously delivered to the Participant shall be delivered immediately, free of restrictions (other than any imposed by law), but in no event later than the Short-term Deferral Deadline, and (iii) all Restricted Stock Units and Performance Awards shall be paid in full within 30 days following the date of the Participant’s Separation from Service, but in no event later than such Short-term Deferral Deadline.
     11.2 Merger, Consolidation, Etc. If the Company, pursuant to action by its Board of Directors, proposes to (1) merge into, consolidate with or sell or otherwise dispose of all or substantially all of its assets to another corporation or other entity and provision is not made pursuant to the terms of the transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards under the Plan, or the substitution of new Awards therefore, or (2) dissolve or liquidate, then (A) the Committee shall cause written notice of the proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date on which such proposed transaction is to be consummated, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) vested (regardless of any remaining Performance Periods or other performance criteria that otherwise would be applicable) immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of the transaction, each Participant shall have the right to exercise all Stock Options and SARs held by such Participant that are not so assumed or substituted for on the following basis: (i) the exercise shall be conditioned on consummation of the transaction, (ii) the exercise shall be effective immediately prior to the consummation of the transaction, and (iii) the Option Price for any such Stock Options shall not be required to be paid until 3 days after written notice by the Company to the Participant that the transaction has been consummated. If the transaction is consummated, each Stock Option and SAR, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of the transaction and all Awards that remain deliverable or payable shall be delivered or paid in full within 30 days following the date of consummation of the transaction. If the transaction is abandoned, (a) any and all conditional exercises of Stock Options and SARs in accordance with this Section 11.2 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have vested solely by operation of this Section 11.2, such vesting shall be deemed annulled and of no force or effect and the vesting provisions of the Award shall be reinstated.
     11.3 Applicability of Article XI. The provisions of this Article XI shall apply to all Awards granted under the Plan, unless and to the extent that the Committee expressly provides otherwise in the terms of an Award at the time it is granted; provided that nothing in this Article XI shall preclude the Committee or the Board from providing, at any time, for the “cash out” of Awards in connection with a Change of Control or with any of the events specified in clauses (1) and (2) of Section 11.2.

ARTICLE XII.
TERMINATION OR AMENDMENT OF THIS PLAN
     12.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be materially impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining shareholder approval if such approval is required under any applicable law, regulation or rule, including the rules of any stock exchange on which the Common Stock is listed. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, the Board or the Committee (as applicable) may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or Award to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.
ARTICLE XIII.
GENERAL PROVISIONS
     13.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time.
     13.2 Awards to Persons Outside the United States. To the extent necessary or appropriate to comply with foreign law or practice, the Committee may, without amending this Plan: (i) establish special rules applicable to Awards granted to Eligible Persons who are either or both foreign nationals or employed outside the United States, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Eligible Persons in accordance with those rules; provided that such special rules and provisions of the Award Agreements evidencing such Awards do not cause the Plan or such Awards to be considered to be compensatory arrangements subject to the requirements of Section 409A of the Code in violation of the exemption for foreign arrangements contained in any guidance issued thereunder.
     13.3 Non-Transferability of Awards. Except as provided in the following sentence, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor shall it be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant’s guardian or legal representative during such Participant’s lifetime. The Committee may in its sole discretion, at the time of grant, permit a Participant to transfer a Non-Qualified Stock Option, SAR, Restricted Stock Award or Performance Award for no consideration to a member of, or for the benefit of, the Participant’s Immediate Family (including, without limitation, to a trust in which members of the Immediate Family have more than a 50% beneficial interest, to a partnership or limited liability company for one or more members of the Immediate Family, or to a foundation in which members of the Immediate Family hold more than 50% of the voting interests), subject to such limits as the Committee may establish and so long as the transferee remains subject to all the terms and conditions applicable to such Award. The following shall be considered transfers for no consideration: (i) a transfer under a domestic relations order in settlement of marital property rights, and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by the Participant or members of the Participant’s Immediate Family, in exchange for an interest in that entity.
     13.4 Limitations on Repricing, Exchange and Repurchase of Awards. Notwithstanding any other provisions of this Plan, without shareholder approval and the consent of each affected Participant, this Plan does not permit (i) any decrease in the Exercise Price, Reference Price or other purchase price of an Award or any other decrease in the pricing of an outstanding Award, (ii) the issuance of any substitute Option or SAR with a lower Exercise Price or Reference Price than an existing Option or SAR which is forfeited or cancelled in exchange for the substitute Option or SAR, or (iii) the repurchase by the Company of any Option or SAR with an Exercise Price or Reference Price above Fair Market Value at the time of such repurchase. Additionally, in no event shall any offer to reprice, exchange or repurchase an Award cause the original Award, the newly granted Award or the consideration to be paid upon repurchase to be treated as the granting of a new Award or an extension of the Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.
     13.5 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.
     13.6 Unfunded Plan. For purposes of the Employee Retirement Income Security Act of 1974, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

     13.7 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, which Shares shall be valued at the Fair Market Value of the Common Stock on the date on which the amount of tax to be withheld is determined. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company or a Subsidiary may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax withholding obligations related to the grant or exercise of any Award granted pursuant to this Plan.
     13.8 Right of Recapture. If at any time within one year after the date on which a Participant exercises an Option or SAR, or on which Restricted Stock vests, or on which a Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award (each of which events shall be a “Realization Event”), (a) a Participant Separates from Service for Cause or (b) after separation for any other reason, the Committee determines in its discretion either (1) that, while employed, the Participant had engaged in an act which would have warranted Separation from Service for Cause or (2) that, after separation, the Participant has engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary (including, but not limited to, disclosing or misusing any confidential information or material concerning the Company or a Subsidiary), then any gain realized by the Participant from the Realization Event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company or a Subsidiary shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company or a Subsidiary (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).
     13.9 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.
     13.10 Liability. No employee of the Company or a Subsidiary nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

     13.11 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock and/or assets of the Company.
     13.12 Transactions Involving Common Stock. Under no circumstances shall the Shares issued under this Plan include or be subject to a permanent mandatory repurchase obligation (other than a right of first refusal) or put or call right if the Share price under such right or obligation is based on a purchase price other than a purchase price equal to the Fair Market Value of such Shares.
     13.13 Compliance with Securities Law. The grant of Awards and the issuance of Shares pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange on which the Common Stock is listed. In addition, no Award may be exercised or Shares issued pursuant to an Award unless (a) a registration statement under the Securities Act of 1933 shall at the time of such exercise or issuance be in effect with respect to the Shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, such Shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares under this Plan shall relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which requisite authority has not been obtained. As a condition to issuance of any Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
     13.14 Required Delay in Payment to a Specified Employee Pursuant to a Separation from Service. Notwithstanding anything herein or in an Award Agreement to the contrary, in the case of any Participant who is a specified employee (as defined in Section 409A of the Code) as of the date of his or her Separation from Service, no payment (including the delivery of Shares) of an Award that is subject to Section 409A shall be made under this Plan on account of such Separation from Service before the date that is six months after the date of such separation (or, if earlier than the end of the six-month period, the date of death of the Participant). Any payments (including the delivery of Shares) of an Award that is subject to Section 409A of the Code to which a Participant who is a specified employee would otherwise be entitled during the first six months following the date of Separation from Service shall be accumulated and paid on the first day of the seventh month following the date of Separation from Service. Notwithstanding the foregoing, this Section shall not apply to a payment made under a domestic relations order or for the payment of employment taxes.
     13.15 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.